UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On September 17, 2012, NCR Corporation (the “Company”) closed its offering of $600 million aggregate principal amount of 5.000% senior notes due in 2022 (the “5.000% notes”). On December 18, 2012, the Company closed its offering of $500 million aggregate principal amount of 4.625% senior notes due in 2021 (the “4.625% notes” and, together with the 5.000% notes, the “notes”). Each of the 5.000% notes and the 4.625% notes are jointly and severally and unconditionally guaranteed on a senior unsecured basis, subject to certain limitations, by NCR International, Inc. and Radiant Systems, Inc. (collectively, the “Guarantors”), each of which is a wholly owned subsidiary of the Company.
The 5.000% notes and the 4.625% notes were each issued to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). In connection with each of the offerings of the notes, the Company and the Guarantors entered into registration rights agreements with the initial purchasers of such notes. Each registration rights agreement requires the Company and the Guarantors, at their cost, to among other things: (i) use their commercially reasonable efforts to file a registration statement on an appropriate registration form with respect to a registered offer to exchange the notes subject to such registration rights agreement for new notes that are guaranteed by the Guarantors with terms substantially identical in all material respects to the notes subject to such registration rights agreement (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate); (ii) use their commercially reasonable efforts to cause the registration statement to become effective under the Securities Act; and (iii) promptly after the registration statement is effective, commence an exchange offer.
In anticipation of exchange offers for each of the 5.000% notes and the 4.625% notes, pursuant to Rule 3-10 of Regulation S-X, the Company is filing this Current Report on Form 8-K to include condensed consolidating financial information of the Company and the Guarantors. This information is included in a new Note 17 to the Consolidated Financial Statements of the Company, which were originally filed with the Securities and Exchange Commission as part of the Company's Annual Report on Form 10-K (the “2012 Form 10-K”) on March 4, 2013. The Company's Consolidated Financial Statements and Notes thereto, including the new Note 17, are set forth in Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. Exhibit 99.1 hereto replaces and supersedes Part II, Item 8 of the 2012 Form 10-K.
Other than the addition of Note 17 to the Consolidated Financial Statements contained in the 2012 Form 10-K, no other changes to the Company's previously issued financial statements are being made, and the Consolidated Financial Statements and Notes thereto do not reflect events occurring after the original filing date of March 4, 2013.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.            Description
23.1                Consent of Independent Registered Public Accounting Firm

99.1
Consolidated Financial Statements and Notes thereto updated to disclose condensed consolidating financial information of the Company and the Guarantors (which replaces and supersedes Part II. Item 8. Financial Statements and Supplemental Data of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 4, 2013).

101	XBRL Instance Document and Related Items

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Robert Fishman
Robert Fishman
Senior Vice President and Chief Financial Officer
Date: March 26, 2013

Index to Exhibits
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.            Description
23.1                Consent of Independent Registered Public Accounting Firm

99.1
Consolidated Financial Statements and Notes thereto updated to disclose condensed consolidating financial information of the Company and the Guarantors (which replaces and supersedes Part II. Item 8. Financial Statements and Supplemental Data of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 4, 2013).

101	XBRL Instance Document and Related Items